BBX Capital, Inc. Reports Financial Results

For the Second Quarter, 2021

FORT LAUDERDALE, Florida – August 10,  2021 -- BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (“BBX Capital” and, together with its subsidiaries, the “Company”) reported today its financial results for the quarter ended June 30, 2021.

Selected highlights of BBX Capital’s consolidated financial results include:

Second Quarter 2021 Compared to Second Quarter 2020:

•	Total consolidated revenues of $61.7 million vs. $26.6 million
•	Income (loss) from continuing operations before income taxes of $26.8 million vs. ($13.4 million)
•	Net income (loss) attributable to shareholders of $20.1 million vs. ($8.7 million)
•	Diluted earnings (loss) per share from continuing operations of $1.07 vs. ($0.48)

Balance Sheet as of June  30, 2021

•	Cash and cash equivalents of $101.9 million
•	Note receivable from Bluegreen Vacations Holding Corporation (NYSE: BVH) of $75.0 million
•	Total consolidated assets of $536.7 million
•	Total shareholders' equity of $328.2 million
•	Fully diluted book value per share of $17.53 (1)
(1)	Fully diluted book value per share is stockholders’ equity divided by the number of BBX Capital’s Class A and Class B common shares outstanding on June 30, 2021.

“We are pleased with the Company’s overall results for the second quarter, which reflect continued demand for many of our portfolio companies’ products and services and also include IT’SUGAR’s emergence from Chapter 11 bankruptcy in June 2021. The finalization of the bankruptcy process significantly expands BBX Sweet Holdings’ consolidated operations and is expected to provide the Company with additional opportunities for growth. While the Company is benefiting from strong consumer demand, we are continuing to navigate a challenging and uncertain economic environment across all of our businesses, including disruptions in supply chains, rising costs of goods, and the availability of skilled labor, as well as the continued uncertainty associated with the COVID-19 pandemic.  While we are mindful of the ongoing uncertainty caused by the COVID-19 pandemic and focused on successfully navigating current and future disruptions in our businesses, we remain committed to our stated objective of long-term growth and building shareholder value,” commented Jarett S. Levan, Chief Executive Officer and President of BBX Capital, Inc.

Additional Information

The Company was spun-off from Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation) on September 30, 2020, and as a result, the Company’s financial results prior to September 30, 2020 were derived from the accounting records of Bluegreen Vacations Holding Corporation. Accordingly, the Company’s financial results for the three and six months ended June  30,  2020 that are included in this release and in its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 do not necessarily reflect what the Company’s results of operations, financial position, or cash flows would have been had the Company been a separate entity during such periods and are not indicative of the future results of the Company.

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments, and risks, as well as further details regarding the basis of presentation of BBX Capital’s financial results for the three and six months ended June 30, 2020, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

Financial Results

The following selected information relates to the financial results of the Company’s principal holdings: BBX Capital Real Estate, Renin, and BBX Sweet Holdings.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Second Quarter 2021 Compared to Second Quarter 2020:

•	Revenues of $13.5 million vs. $3.3 million
•	Net profits from sales of real estate inventory to homebuilders of $6.8 million vs. $1.4 million
•	Equity in net earnings of unconsolidated real estate joint ventures of $4.4 million vs. $0.1 million
•	Income from continuing operation before income taxes of $11.9 million vs. a loss from continuing operations before income taxes of $0.4 million

BBXRE’s operating results for the quarter ended June 30, 2021 as compared to the same 2020 period reflect an increase in net profits from sales of developed lots to homebuilders at the Beacon Lake Community development due to an increase in sales volumes, as BBXRE sold 94 developed lots during the 2021 period compared to 23 developed lots during the 2020 period, as well as an increase in the estimated contingent purchase price associated with sales of developed lots as a result of higher demand in the market for single-family housing during the 2021 period. In addition, during the three months ended June 30, 2021, the Altis Promenade joint venture, which was sponsored by the Altman Companies, sold its 338 unit multifamily apartment community located in Lutz, Florida, and as a result of the sale, BBXRE recognized equity earnings from its investment in the venture of approximately $5.3 million during the three and six month ended June 30, 2021.

Jarett Levan commented, “BBXRE has continued to benefit from the strong demand for single-family and multifamily housing in many of the markets in Florida in which BBXRE and the Altman Companies operate. Activities at BBXRE’s single-family home developments have remained strong. During the quarter, BBXRE sold 94 developed lots to homebuilders at its Beacon Lake Community development in St. Johns County, Florida. In addition, BBXRE’s Marbella joint venture, which is developing a residential community expected to be comprised of 158 single-family homes in Miramar, Florida, has now entered into contracts to sell all of its single-family homes and expects to commence closings on such sales in the second half of 2021. Further, leasing and rent collections at the multifamily apartment communities developed and managed by the Altman Companies have returned to, and in some cases have exceeded, pre-pandemic levels, and investor demand for these communities has exceeded our prior expectations. In June 2021, the Altis Promenade joint venture sold its 338 unit multifamily apartment community located in Lutz, Florida. Further, in July 2021, the Altis Grand at The Preserve joint venture sold its 350 unit multifamily apartment community located in Odessa, Florida, and as a result of the sale, BBXRE received a cash distribution of approximately $5.8 million from the joint venture and expects to recognize equity earnings from its investment in the venture of approximately $5.0 million during the third quarter. Despite this encouraging sales and leasing activity, BBXRE is continuing to experience increases in construction and development costs as a result of higher commodity, shipping, and labor costs.”

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Second Quarter 2021 Compared to Second Quarter 2020:

•	Trade sales of $34.4 million vs. $17.2 million
•	Gross margin of $4.0 million vs. $3.3 million
•	Gross margin percentage of 11.7% vs. 19.4%
•	Income from continuing operations before income taxes of $0.8 million vs. $1.2 million

Renin’s operating results for the quarter ended June 30, 2021 as compared to the same 2020 period reflect (i) a significant decrease in its gross margin percentage as a result of increased costs related to shipping and raw materials and (ii) ongoing expenses resulting from the acquisition of Colonial Elegance in October 2020, including an increase in selling, general, and administrative expenses (including amortization expense related to acquired intangible assets) and an increase in interest expense related to borrowings used to finance the acquisition, partially offset by (i) an increase in trade sales and gross margin resulting primarily from the acquisition of Colonial Elegance and an overall increase in customer demand and (ii) foreign currency exchange gains during the 2021 period due to the impact of changes in foreign exchange rates between the U.S. dollar and Canadian dollar and an overall increase in assets and liabilities denominated in Canadian dollars as of June 30, 2021 as compared to June 30, 2020 as a result of the acquisition of Colonial Elegance.

Jarett Levan commented, “While Renin’s sales have benefited from increased consumer demand and its acquisition of Colonial Elegance, Renin is experiencing significant headwinds as a result of global supply chain disruptions, including increased costs related to shipping and raw materials and supply chain delays, which has negatively impacted its gross margin percentage and required it to maintain higher levels of inventory in order to fulfill customer orders. Renin is continuing to work to mitigate the adverse impacts of these factors through price adjustments, evaluating alternative sources for products, and focusing on delivering outstanding customer service and creating value for its customers through its product sourcing and manufacturing.”

BBX Sweet Holdings - Selected Financial Data

Selected highlights of BBX Sweet Holdings’ financial results (2) include:

Second Quarter 2021 Compared to Second Quarter 2020:

•	Trade sales of $10.2 million vs. $5.2 million
•	Gross margin of $3.6 million vs. ($3.8 million)
•	Gross margin percentage of 35.7% vs. (72.4%)
•	Gain on the consolidation of IT’SUGAR of $15.9 million in the 2021 period
•	Income (loss) from continuing operations before income taxes of $16.0 million vs. ($10.0 million)
(2)

IT’SUGAR’s results of operations were included in the Company’s financial results through September 22, 2020, the date that the Company deconsolidated IT’SUGAR as a consequence of IT’SUGAR filing voluntary petitions under Chapter 11 bankruptcy. As BBX Sweet Holdings continued to own a noncontrolling equity investment in IT’SUGAR during the bankruptcy proceedings, IT’SUGAR’s results of operations are included in the Company’s financial results for the second quarter of 2020 presented above and are not reflected as discontinued operations in the Company’s financial statements.  On June 17, 2021, the Company’s equity interests in IT’SUGAR revested as a result of IT’SUGAR emerging from bankruptcy, and the Company reconsolidated IT’SUGAR into its consolidated financial statements as of that date.  As a result, the Company’s statement of operations for the three and six months ended June 30, 2021 includes IT’SUGAR’s results of operations from June 17, 2021 through June 30, 2021.

BBX Sweet Holdings’ operating results for the quarter ended June 30, 2021 as compared to the same 2020 period primarily reflect (i) the Company’s recognition of a non-cash gain on the reconsolidation of IT’SUGAR during the 2021 period as a result of the remeasurement of the Company’s investment in IT’SUGAR to its estimated fair value as of June 17, 2021 and

(ii) operating losses associated with BBX Sweet Holdings’ businesses, including IT’SUGAR, during the 2020 period primarily as a result of the impact of the COVID-19 pandemic on their operations.

Jarett Levan commented, “The second quarter was a pivotal time for BBX Sweet Holdings, as IT’SUGAR successfully emerged from Chapter 11 bankruptcy in June 2021. As a result of the emergence, BBX Sweet Holdings reacquired control of IT’SUGAR and reconsolidated the results of IT’SUGAR into its consolidated financial statements. As part of the bankruptcy process, IT’SUGAR obtained significant relief in relation to its outstanding liabilities that accumulated while it was adversely impacted by the COVID-19 pandemic in 2020, including the forgiveness of pre-petition rent obligations for many of its retail locations and 85% of the outstanding amounts due to many of its unsecured creditors. As of June 30, 2021, IT’SUGAR’s footprint consisted of 96 ‘retailtainment’ branded locations across the United States, which includes 10 ‘temporary’ retail locations. Further, in July 2021, IT’SUGAR executed a lease agreement to open a 18,000 square foot retail location at the Ala Moana Center in Honolulu, Hawaii, which IT’SUGAR expects to open during the fourth quarter of 2021. IT’SUGAR’s sales since the bankruptcy filings in September 2020 have also steadily improved. During the second quarter of 2021, its comparable store sales were approximately 8% higher than the comparable period in 2019, while its total revenue was approximately 24% higher than the comparable period in 2019. Although there is continued uncertainty in the market, we believe that IT’SUGAR is now better positioned to successfully move forward following its emergence from bankruptcy.”

For more complete and detailed information regarding IT’SUGAR’s emergence from bankruptcy and an update on its business operations, please see BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which is available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.

BBX Capital – Other Information

As of June 30, 2021, the Company had repurchased 597,088 shares of its Class A Common Stock for an aggregate of approximately $3.8 million under its share repurchase program approved by the Company’s Board of Directors in October 2020. Further, as previously announced, in July 2021, the Company completed a cash tender offer and purchased 1,402,785 shares of its Class A Common Stock for approximately $11.2 million. After giving effect to these purchases, as of the date of this release, BBX Capital had 17,317,805 shares of Common Stock issued and outstanding, consisting of 13,624,209 shares of its Class A Common Stock and 3,693,596 shares of its Class B Common Stock, and had up to $6.2 million available under its share repurchase program to purchase shares of its Class A Common Stock and Class B Common Stock.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) is a Florida-based diversified holding company whose principal holdings include BBX Capital Real Estate, BBX Sweet Holdings, which includes IT’SUGAR, and Renin. For additional information, please visit www.BBXCapital.com.

BBX Capital, Inc. Contact Info:

Investor Relations Contact:

Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations Contact:

Kip Hunter, Kip Hunter Marketing

954-303-5551, Email: kip@kiphuntermarketing.com

Forward-Looking Statements

This press release contains forward-looking statements based largely on current expectations of the BBX Capital and its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans, or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,”

“would,” and words and phrases of similar import. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties, and other cautionary statements made in this report and in the Company’s other reports filed with the Securities and Exchange Commission (“SEC”). The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of the Company and its respective investments and operations. The reader should note that prior or current performance is not a guarantee or indication of future performance. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, and all such information should only be viewed as historical data. Future results and the accuracy of forward-looking statements may be affected by various risks and uncertainties, including the residential and commercial real estate industry in which BBXRE develops, operates, manages, and invests in real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which BBX Sweet Holdings operates. Risks and uncertainties include, risks relating to public health issues, including, in particular, the COVID-19 pandemic, as it is not currently possible to accurately assess the expected duration and effects of the pandemic on our business. These include required closures of retail locations, travel and business restrictions, “shelter in place” and “stay at home” orders and advisories, volatility in the global and national economies and equity, credit, and commodities markets, worker absenteeism, quarantines, and other health-related restrictions; the duration and severity of the COVID-19 pandemic and the impact on demand for the Company’s products and services, levels of consumer confidence, supply chains and raw materials costs; actions taken by governments, businesses, and individuals in response to the pandemic and their impact on economic activity and consumer spending, which will impact the Company’s ability to successfully resume full business operations; the pace of recovery when the COVID-19 pandemic subsides and the possibility of a resurgence; competitive conditions; the Company’s liquidity and the availability of capital; the effects and duration of steps the Company takes in response to the COVID-19 pandemic, including the inability to rehire or replace furloughed employees or retain employees: the impact of the emergence of IT’SUGAR from the Chapter 11 proceedings, revesting of the Company’s equity interest in IT’SUGAR and the reconsolidation of IT’SUGAR’s results into the Company’s financial statements; the potential adverse impact of the Chapter 11 proceedings and the success of the restructuring; the continuing adverse impact of the COVID-19 pandemic on IT’SUGAR’s operations, results, and financial condition, including that the recessionary economic environment on demand, sales levels, and consumer behavior, as well as increased inventory, freight, and labor costs and general supply chain disruptions, have had and may continue to have a material adverse effect in future periods; the risk that IT’SUGAR may not be able to continue to increase prices without significantly impacting consumer demand and sales volume; risks relating to IT’SUGAR’s business plans, including that IT’SUGAR may not be able to fund or otherwise open new retail locations, including new “temporary” locations, the Oreo Café, or a new “large format” retail location, as or when expected, or at all; the risk that IT’SUGAR may not be able to extend or enter into new lease agreements for any existing “temporary” locations which it desires to extend, whether on favorable terms or at all; risks related to the lease amendments entered into by IT’SUGAR, including that, while many of the lease amendments provide for the payment of rent based on a percentage of sales volumes for a specified period of time as opposed to fixed rental payments, the terms of many of such amendments require IT’SUGAR to resume the payment of previously scheduled fixed lease payments going forward and, as a result, IT’SUGAR’s ongoing occupancy costs are expected to increase as fixed rental payments under these leases resume and IT’SUGAR’s overall exposure to risks related to fixed rental obligations will increase and revert to pre-bankruptcy levels in relation to such locations; the risk that landlords may exercise their right to terminate leases; the inability to predict the effect of IT’SUGAR’s emergence from the bankruptcy proceedings on the Company and its results of operation and financial condition, including the risk that additional impairment charges may be required in the future, the risk of heightened litigation as a result of actions taken in response to the COVID-19 pandemic; the impact of the COVID-19 pandemic on consumers, including, but not limited to, their income, their level of discretionary spending both during and after the pandemic, and their views towards the retail industry; the risk that certain of the Company’s operations, including retail locations, may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all; the risk that commodity, freight, and labor price increases may adversely impact the gross margins of BBX Capital Real Estate, BBX Sweet Holdings, and Renin; the risk that homebuilders will not meet their obligations to acquire lots at BBXRE’s Beacon Lake community due to the impact of higher construction costs, supply shortages of building materials, equipment and appliances; and the risk that the loss of sales of products to Renin’s major customers and/or Renin’s efforts to maintain sales of its products to its major customers may negatively impact Renin’s sales, gross margin, and profitability, require Renin to lower its prices, and result in the recognition of impairment losses related to its goodwill and long-lived assets and noncompliance with the terms of its outstanding credit facility. This press release also contains a discussion of Renin’s recent acquisition of substantially all of the assets and assumption of  certain of the liabilities of Colonial Elegance, which is subject to the impact of economic, competitive and other factors affecting Renin and Colonial Elegance, including their operations, markets, marketing strategies, products and services; the risk that the integration of Colonial Elegance may not be completed on a timely basis, or as anticipated; that the anticipated expansion or growth opportunities will not be achieved or if achieved will not be advantageous; that the acquisition will not be cash accretive immediately or at all; that net income may not be generated when anticipated or at all or the acquisition may result in net losses; that BBX Capital and/or Renin may not realize the anticipated benefits of the acquisition when or to the extent anticipated or at all; and the risks associated with the increased indebtedness incurred by Renin to finance the acquisition including, compliance with financial covenants and restrictions on Renin’s activities.

Reference is also made to the other risks and uncertainties described in BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June  30, 2021, which will be filed on or about August 10, 2021, and then will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, as well as BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2020 that was filed on March 16, 2021,  which is currently available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com.  The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

###

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2021 (in thousands):

Revenues:	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Trade sales	$—	10,198	34,378	1,956	—	46,532
Sales of real estate inventory	12,390	—	—	—	—	12,390
Interest income	500	36	—	—	1,131	1,667
Net gains on sales of real estate assets	204	—	—	—	—	204
Other revenue	438	—	—	575	(88)	925
Total revenues	13,532	10,234	34,378	2,531	1,043	61,718
Costs and expenses:
Cost of trade sales	—	6,556	30,362	649	—	37,567
Cost of real estate inventory sold	5,568	—	—	—	—	5,568
Interest expense	—	40	429	—	(175)	294
Recoveries from loan losses, net	(1,137)	—	—	—	—	(1,137)
Selling, general and administrative expenses	1,647	3,590	3,804	1,478	3,520	14,039
Total costs and expenses	6,078	10,186	34,595	2,127	3,345	56,331
Operating profits (losses)	7,454	48	(217)	404	(2,302)	5,387
Equity in net earnings of unconsolidated real estate joint ventures	4,443	—	—	—	—	4,443
Other (expense) income	(28)	19	—	—	138	129
Gain on the consolidation of IT'SUGAR, LLC	—	15,890	—	—	—	15,890
Foreign exchange gain	—	—	976	—	—	976
Income (loss) from continuing operations before income taxes	$11,869	15,957	759	404	(2,164)	26,825

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended June 30, 2020 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	5,248	17,175	627	—	23,050
Sales of real estate inventory	2,839	—	—	—	—	2,839
Interest income	81	13	—	—	(11)	83
Net gains on sales of real estate assets	13	—	—	—	—	13
Other revenue	327	85	—	224	(17)	619
Total revenues	3,260	5,346	17,175	851	(28)	26,604
Costs and expenses:
Cost of trade sales	—	9,045	13,852	(504)	—	22,393
Cost of real estate inventory sold	1,474	—	—	—	—	1,474
Interest expense	—	55	71	2	(128)	—
Recoveries from loan losses, net	(1,525)	—	—	—	—	(1,525)
Impairment losses	2,710	595	—	—	—	3,305
Selling, general and administrative expenses	1,125	5,740	2,035	1,589	4,105	14,594
Total costs and expenses	3,784	15,435	15,958	1,087	3,977	40,241
Operating (losses) profits	(524)	(10,089)	1,217	(236)	(4,005)	(13,637)
Equity in net earnings of unconsolidated real estate joint ventures	145	—	—	—	—	145
Other income	—	75	—	—	—	75
Foreign exchange loss	—	—	(6)	—	—	(6)
Income (loss) before income taxes	$(379)	(10,014)	1,211	(236)	(4,005)	(13,423)

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June  30, 2021 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	15,180	73,069	4,197	—	92,446
Sales of real estate inventory	25,925	—	—	—	—	25,925
Interest income	975	36	—	—	2,306	3,317
Net gains on sales of real estate assets	309	—	—	—	—	309
Other revenue	836	—	—	1,005	(245)	1,596
Total revenues	28,045	15,216	73,069	5,202	2,061	123,593
Costs and expenses:
Cost of trade sales	—	10,384	63,018	1,058	—	74,460
Cost of real estate inventory sold	13,426	—	—	—	—	13,426
Interest expense	—	66	839	1	(322)	584
Recoveries from loan losses, net	(1,645)	—	—	—	—	(1,645)
Selling, general and administrative expenses	3,621	5,161	8,108	2,984	7,363	27,237
Total costs and expenses	15,402	15,611	71,965	4,043	7,041	114,062
Operating income (losses)	12,643	(395)	1,104	1,159	(4,980)	9,531
Equity in net earnings of unconsolidated real estate joint ventures	4,172	—	—	—	—	4,172
Other (expense) income	(28)	45	—	(1)	176	192
Gain on the consolidation of IT'SUGAR, LLC	—	15,890	—	—	—	15,890
Foreign exchange gain	—	—	496	—	—	496
Income (loss) from continuing operations before income taxes	$16,787	15,540	1,600	1,158	(4,804)	30,281

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the six months ended June 30, 2020 (in thousands):

	BBX Capital Real Estate	BBX Sweet Holdings	Renin	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Trade sales	$—	26,577	34,621	2,738	—	63,936
Sales of real estate inventory	9,278	—	—	—	—	9,278
Interest income	185	27	—	—	(13)	199
Net losses on sales of real estate assets	(34)	—	—	—	—	(34)
Other revenue	787	204	—	473	(58)	1,406
Total revenues	10,216	26,808	34,621	3,211	(71)	74,785
Costs and expenses:
Cost of trade sales	—	23,815	28,127	231	—	52,173
Cost of real estate inventory sold	6,106	—	—	—	—	6,106
Interest expense	—	116	185	5	(306)	—
Recoveries from loan losses, net	(5,037)	—	—	—	—	(5,037)
Impairment losses	2,710	25,303	—	2,727	—	30,740
Selling, general and administrative expenses	3,461	16,640	4,653	3,292	7,868	35,914
Total costs and expenses	7,240	65,874	32,965	6,255	7,562	119,896
Operating income (losses)	2,976	(39,066)	1,656	(3,044)	(7,633)	(45,111)
Equity in net earnings of unconsolidated real estate joint ventures	696	—	—	—	—	696
Other income (expense)	—	114	(3)	—	—	111
Foreign exchange gain	—	—	272	—	—	272
Income (loss) from continuing operations before income taxes	$3,672	(38,952)	1,925	(3,044)	(7,633)	(44,032)